NextCALA Glocal Joint Venture Agreement

This Agreement (the "Agreement"), dated as of May 27, 2016 (the "Effective Date"), outlines the terms and conditions under which the parties hereto, **Glocal Payments Solutions Inc.**, a New Jersey corporation with offices at 123 Town Square Place, Suite 382, Jersey City, NJ 07310 ("Glocal")and **Next CALA, Inc.**, a Florida corporation with offices at 1111 Brickell Ave, Suite 22000, Miami, FL 33131 ("NextCALA"), will operate a joint venture between Glocal and NextCALA (the "Joint Venture").

1. **The Parties:**

a. Glocal

Glocal is a new commerce payment solutions company engaged in creating and sustaining a state-of-the-art payment processing solution and network that encompasses a wide range of participating suppliers, incentives, and affinity across multiple consumer network groups using multiple media including web, mobile, social media, and other media.

b. NextCALA

NextCALA promotes and distributes the Next CALA Visa® Prepaid Card under licensing and operating agreements with prepaid industry-leader InComm and The Bancorp Bank pursuant to a license from Visa U.S.A. Inc. The Bancorp Bank is a Member of the FDIC.

c. **NextGlocal - Joint Venture**

i. Because they share certain synergies and common objectives and wish to cooperate to exploit those synergies and common objectives, Glocal and NextCALA agree to enter into a Joint Venture. The Joint Venture shall be owned by and operated through a corporation to be formed under the laws of Florida, which will be named NextGlocal Inc. ("NextGlocal"). NextGlocal will be formed not later than 3 business days after execution of this Agreement by the parties hereto. NextGlocal will be owned 60% by NextCALA and 40% by Glocal.

ii. Sudhan Thomas, who is Chairman, CEO and controlling shareholder of Glocal, will serve as CEO of Next Glocal.

2. NextCALA will do the following:

a. Make available to the Joint Venture every feature of NextCALA's prepaid card financial services program platform including, without limitation, its standard GPR features, functions, and support, co-branded and customized for Glocal consumer customers through a distinct NextGlocal co-branding program, as and to the extent reasonably required to meet demand created by NextGlocal.

b. Make the same supplier program which it offers to its other suppliers and distributors, including, without limitation, all of its features and functions, and its special deals, special offers, and discounts, and support services, available to Glocal suppliers via an online portal, IVR, call center or mobile application, on market terms and as and to the extent reasonably required to meet demand created by NextGlocal. Allow NextGlocal's subscribers full access to the same features and functions of the NextCALA prepaid technology platform that NextCALA offers to its other subscribers and consumer customers, on market terms and as and to the extent reasonably required to meet demand created by NextGlocal. Allow full access to features and

functions of the NextCALA prepaid technology platform for NextGlocal supplier customers, on market terms and as and to the extent reasonably required to meet demand created by NextGlocal.

c. Support the launch and operation of the Pilot Program as set forth in par. 5 and 7.
d. Support the launch and operation of the Go Live Program as set forth in par. 6 and 7.
e. Contribute and fund the entire budget for the Joint Venture's Pilot Program operations set out in the schedule appended hereto as Exhibit A and as described in par. 5 and 7, which shall be incorporated by reference herein.
f. Contribute and fund 60% of the budget as outlined in Exhibit E for the Joint Venture's Go Live Program set out in the schedule appended hereto as Exhibits B-D and as described in par. 6 and 7, which shall be incorporated by reference herein.
g. Produce audited books and financials to Glocal quarterly.

3. Glocal will do the following:

a. Market the products and services of the Joint Venture to the entirety of Glocal's existing customer base and its currently available contracts.
b. Extend a universal sample space of 30 million users from the launch of the Pilot Program, transitioning into the Go Live Program. Increase the potential universal sample space to 50 million by the start of Year 3 of the Go Live Program. Fully activate and engage the 4 core segments of its target membership base for an opt-in process (comprised of 80% current customers and 20% future customers of Glocal) and card activation, including (i) membership organizations, 12 million; (ii) insurance subscribers, 13 million; (iii) restaurant business organizations, 2 million; and (iv) other focus groups, affinity groups, and allied groups, 3 million and future target groups in the insurance, travel, membership and business segments. Card activation as set forth in Exhibit A for the Pilot Program and Exhibit B-D for the Go Live Program.
c. Target and deliver supplier participation as set forth in Exhibit A for the Pilot program and Exhibits B through D across Travel, Hospitality, Entertainment, Restaurant Chains, Sports, Insurance et al for the GO live program.
d. Launch and operate the Pilot Program as set forth in par. 5 and 7.
e. Launch and operate the Go Live Program as set forth in par. 6 and 7
f. Contribute and fund 40% of the budget as outlined in Exhibit E for the Joint Venture's Go Live Program from revenues defined in Paragraph 7c through equity and back end revenue allocation to Glocal staff, vendors, customers and suppliers as applicable. All key executives and staff will operate at a reduced salary from market rate salaries commensurate with their skill and experience consistent with the budget established in Exhibit E.
g. Establish 3-year exclusive relationship with NextCALA for all of Glocal's customers, suppliers, and vendors.
h. Glocal shall provide NextCALA with the right of first refusal on any contracts through the 3-year exclusivity period.
i. Glocal shall Produce audited books and revenue financials to NextCALA quarterly.

4. Key Executives

a. Sudhan Thomas ("Thomas") shall serve as CEO of NextGlocal for a total consideration of $1.00 per annum for such services. As condition precedent to this Agreement, unless and until Glocal and NextCALA expressly agree to the contrary in writing, Thomas agrees that for all of his services to NextGlocal, including, without limitation, his services as CEO of NextGlocal, Thomas will receive $1.00 (one dollar) per year in compensation directly from NextGlocal throughout the life of the Joint Venture and the existence of NextGlocal. Thomas further agrees that any additional compensation which may be due to Thomas for his services to NextGlocal shall be paid to Thomas by Glocal.

b. Paul H. Appel, Esq. ("Appel") will act as in-house counsel for NextGlocal, if so requested and to the extent required, with respect to matters agreed by NextCALA and Glocal, at no charge to NextGlocal and/or NextCALA unless and until Glocal and NextCALA expressly agree to the contrary in writing. Glocal shall provide Appel's services to NextGlocal as part of Glocal's contribution to the Joint Venture, and Glocal shall be solely responsible for any and all amounts due to Appel for services provided by Appel to NextGlocal. Appel will form NextGlocal and will maintain its corporate records.

5. Pilot Program

a. Launch and activate the Pilot Program by targeting an initial activation of 36,000 cards and 50 suppliers in 6 months starting May 27, 2016 and ending December 31, 2016.

b. Exhibit A sets out certain budgets and assumptions with respect to the Pilot Program.

c. Provided that 18,000 cards are activated or in process of activation by on or before October 18, 2016, the Pilot Program shall be deemed completed and the Joint venture shall transition immediately into the Go Live Program as describe in Paragraph 6 and set forth in Exhibit B-D.

d. If the milestone is not satisfied, the parties shall have the option of continuing under the Pilot Program through December 31, 2016 or agreeing on alternate terms, or either party shall have the right to terminate the Joint Venture, and neither party shall thereafter hold any furthers obligation to the other with respect thereto

e. During the Pilot Program, Glocal shall have exclusive right to choose the Program Manager.

f. Independent of the Launch Requirement, Glocal shall actually target a minimum of 45,000 cards and a maximum of 63,000 cards by December 31, 2016.

6. Go Live Program

a. On January 1, 2017, or sooner depending upon the completion date of the Pilot Program, Launch and target activation of 360,000 cards, 200 suppliers in Year 01 and sustaining a 30 percent annualized year on year growth.

b. Total projected operational expenses of the Joint Venture as outlined in Exhibit E shall be based upon a budget to be mutually agreed and approved by NextCALA and Glocal, in their absolute discretion. The respective budget shall at all times be co-funded and shared in the following percentages: 60% percent NextCALA and 40% Glocal.

c. Exhibit E sets out the monthly budgeted expenses which shall include Payroll, Rent, Administration, Communication, Travel, Marketing Business Development, Technology, Partner Group funding for activation and operationalization.
   i. The annexed monthly budgeted expenses (Exhibit E) are for Year 1.
   ii. The monthly budgeted expenses will be adjusted annually commencing Year 2 upon mutual agreement no later than 90 days before commencement of that year.

d. Exhibit B sets out certain budgets and assumptions with respect to the Joint Venture's first year of operations.

e. Exhibit C sets out certain budgets and assumptions with respect to the Joint Venture's second year of operations.

f. Exhibit D sets out certain budgets and assumptions with respect to the Joint Venture's third year of operations.

g. Activation & Operation Plan
   i. Glocal to set up a 10 person team (250 years of combined experience) across the United States (New York, Boston, Miami, Dallas, San Antonio) who will be dedicated to the Beta card activation program across the different segments.
   ii. Comprehensive multi-channel sales, marketing, business development, PR program including important face to face conferences for card activation.
   iii. Twin strategy (80 existing: 20 new) for activation across closed loop membership platforms.
      a. Existing members – Convert via new T&C and opt-in
      b. New members – Card delivered via enrollment
   iv. Conversion of members drawn from over 35,000 membership groups through a well-thought-out nuts and bolts activation plan that will reach members through both personal contact and multichannel activation efforts.
   v. Strategic affiliate partnership for increasing card activation and universal sample space. Leverage mutual strengths to complement and strengthen partnership.
   vi. Enlist and enroll participation of suppliers, targeting 200 in year 1, to ensure breadth of program and ongoing robustness by including suppliers in hospitality, travel, entertainment, sports, insurance et al.
   vii. All clients brought in by Glocal shall presently and in the future remain exclusively Glocal clients, and NextCALA shall not circumvent Glocal with respect to the clients.

h. **Go Live Program Statistics**
   (a) **Top Glocal consumer segments** for Master GPR debit card activation
      - **Universal Sample space:** 50 MILLION
   i. Insurance members groups:13 Million members from 100 insurance brokers, carriers
   ii. Travel, Hospitality and entertainment and membership groups: 20 million
   iii. Membership Organizations:12 Million members from 30,000 corporation business customers: 3 Million drawn from restaurant and allied industry.
   iv. Focus Groups and nonprofits: 2 Million
   (b) **Target Customer demographics by card activation numbers**
   i. Insurance 100,000

ii. Travel 100,000
iii. Business customers 100,000
iv. Membership Organizations 30,000
v. Focus groups and nonprofits 30,000

(c) **Year 01 – Beta Launch target break down**
Target card activations: 360,000, as follows:
i. Q1: 36,000
ii. Q2: 72,000
iii. Q3: 117,000
iv. Q4: 135,000

(d) **Supplier participation**
i. Target 125 supplier participation for deals and discounts
ii. Travel, Hospitality, Entertainment, Restaurants Chains, Sports, Insurance et al.

i. During the Go Live Program, Glocal shall have exclusive right to choose the Program Manager

7. Financials and Consideration(s)

a. NextGlocal will open a checking account or checking accounts and other bank accounts (collectively, the "Bank Accounts") which will be operated by duly-authorized executives of NextCALA and Glocal. All revenues and other proceeds received by the Joint Venture shall be deposited into the Bank Accounts. Payments made from the Bank Accounts shall require the signatures of both a duly-authorized representative of NextCALA and of a duly-authorized representative of Glocal on any check or payment for any amount greater than $2,000 (two thousand dollars). Notwithstanding the foregoing, dual signatures shall not be required for pre-authorized monthly budgeted expenses appearing in Exhibit E as may be modified under the provisions of par. 6.c. of this Agreement. All of the monies of NextGlocal, including, without limitation, all of its operating funds, revenues, income, and essentially all of its monies, will be deposited into and managed through the Bank Accounts. All of the parties shall have access to the books and records of NextGlocal and to its electronic and paper statements with respect to the Bank Accounts at all times.

b. NextCALA shall cause its parent Next Group Holdings, Inc., a corporation formed under the laws of Florida, whose shares are publicly traded under the symbol NXGH, to grant Glocal a series of options to purchase a total of 1,000,000 common shares of Next Group Holdings, Inc. for $1.00 per share, with each such option to be issued at the rate of 41,666 shares for each tranche of 18,000 activated cards produced by the Joint Venture. Each option shall remain in effect until the latter of three years from the date of activation of each tranche of 18,000 shares or the dissolution of the Joint Venture. As an inducement to NextGlocal to enter into the Joint Venture and this Agreement, NextCALA hereby represents and warrants that it has obtained the consent and agreement of its parent Next Group Holdings, Inc. to grant and issue such options to Glocal as set forth herein. Such representation and warranty is a material term of this Agreement.

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c. All paid expenses are to be adjusted against NextCALA and Glocal revenues from the back end joint venture revenue sharing (shared 60% NextCALA and 40% by Glocal), and are to be trued up and reconciled quarterly by both NextCALA and Glocal. Glocal is to co-fund 20% of the budgeted expenses which are to be adjusted against NextCALA and Glocal revenues and funded from back end Joint Venture respective revenue share split (respectively NextCALA 60% and Glocal 40%). The remaining 20% of Glocal funding will be will be paid through the 20% of its stock that is given to NextCALA.

d. The parties agree to share the revenues of the Joint Venture as follows: 60% to NextCALA, 40% to Glocal

i. Card Activation fees: 60% to NextCALA, 40% to Glocal
ii. Monthly Account Active fees: 60% to NextCALA, 40% to Glocal
iii. Card fees: 60% to NextCALA, 40% to Glocal
iv. All Card revenues: 60% to NextCALA, 40% to Glocal
v. Deals & Discounts: 60% to Glocal, 40% to NextCALA
vi. Other Channels: 60% to NextCALA, 40% to Glocal.

8. Finder's Fee

Glocal shall be solely and exclusively responsible for all commissions due to Magdiel Rodriguez, James Goldberg, Coconut Capital, LLC and Pinta Carioca, LLC (collectively "Rodriguez Group") arising out of or directly or indirectly due in connection with the funding of, and/or the business operations of, Glocal and/or NextGlocal under this Agreement. All prior agreements, understandings, discussions, or claims regarding payment by NextCALA of commissions or fees or payments of any nature whatsoever to any or all of the persons and/or entities comprising the Rodriguez Group or their assigns or designees in connection with the funding of, and/or the business operations of, Glocal and/or NextGlocal under this Agreement are hereby irrevocably revoked and rescinded. Glocal shall indemnify and hold harmless NextCALA from and against all claims by any or all of the Rodriguez Group directly or indirectly relating hereto..

9. **Term and Termination**

a. The Go Live Program will end on December 31, 2019 unless it is sooner dissolved in accordance with the terms of this paragraph. The Go Live Program will automatically be extended for additional three (3) year periods, unless a party provides written notice of intent to dissolve the Joint Venture at least 6 months prior to the expiration of the three year term then in effect. This six month notice period will be used to allow Glocal to make alternate arrangements to continue use by its Members of the cards issued through the Joint Venture.

b. In addition to the dissolution rights described above, either member of the Joint Venture may dissolve the Joint Venture (i) immediately upon written notice if the other member has wound up, dissolved or liquidated, or otherwise ceases conducting business, or if either party reasonably believes that the other member's products or services constitute an illegal sale or activity, or (ii) in the case of a material breach of this Agreement by a party, ninety (90) days after notice of the breach is provided and the defaulting party has failed to cure the default.

c. Glocal shall have 6 months following notice of termination to find and establish alternate services to those being provided by the Joint Venture. During this time, the cards issued under the Joint Venture will continue to be serviced according to the Go Live Program.

d. If reasonably required, Glocal may request an additional 3 months to complete such transition, during which time the cards will remain in effect. Glocal will be solely responsible for maintaining the cards. Separate financial arrangements will have to be established during this period.

10. **General:**
For the avoidance of doubt, notwithstanding any other provision hereof, nothing herein shall be construed to mean or to imply that the rights granted by NextCALA to NextGlocal hereunder are exclusive, nor to bar NextCALA from entering into similar joint ventures with other parties and granting similar rights to other parties. Each of the parties hereto represents and warrants that it has the right to enter into this Agreement and that its performance of the terms and conditions of this Agreement and the agreements contained herein will not violate the terms of any contract, covenant, obligation, law, regulation or ordinance to which it is subject. The descriptive headings used in this instrument are included for convenience of reference only, and are not to be construed to define, limit, or affect this Agreement as a whole or any portion thereof. Should any word, phrase, sentence, paragraph, passage, section, or provision of this Agreement or any of the agreements contained herein be found by a court or tribunal of competent jurisdiction to be illegal, invalid, or unenforceable, such illegal, invalid, or unenforceable language or provision shall be severed from the remainder of this Agreement without affecting the validity thereof, and, if possible, in its place shall be inserted the legal, valid, and enforceable language or provision closest in effect to the original spirit and intent of the severed provision. This Agreement contains the entire agreement between the parties as to the subject matter hereof and it cannot be modified or waived except in a writing signed by all parties hereto. This Agreement and the agreements contained herein shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any provision arising out of the doctrine of conflicts of law, as if the Agreement were executed and performed entirely within Florida. The rights and obligations of each party under this Agreement shall inure to the benefit of, and shall be binding upon, any subsidiary, affiliate, parent, subsidiary, successor, or permitted assign of such party. Neither this Agreement nor any right or obligation of either party under this Agreement shall be transferable or assignable by that party without the express prior written consent of the other party, and any attempted transfer or assignment of this Agreement by either party not in accordance herewith shall be null and void. The waiver by either party of a default or breach of any provision of this Agreement or any of the agreements contained herein shall not operate, or be construed, as a waiver of any subsequent default or breach of the same or of a different provision by that party. This Agreement may be executed in one or more duplicate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.IN WITNESS WHEREOF, intending to be bound, the parties have caused their duly-authorized representatives to execute this Agreement as of the date first written above.

Glocal Payment Solutions Inc.

by________________________
Sudhan Thomas 05|24|2016
Chairman and CEO

Next CALA, Inc.

by________________________ 5|24|2016
Michael de Prado
President and COO

Next CALA, Inc. 5/24/2016

by________________________
Arik S. Maimon
Chairman and CEO

Additional Signatory:
Sudhan Thomas

by________________________
Sudhan Thomas, signing individually solely and exclusively with reference to his participation as CEO of NextGlocal Inc. This signature shall have no application or relevance to any other provision of this Agreement. 05|24|2016

EXHIBIT A

NextCALA - Glocal Term Sheet Pilot Program

Dates*	5/18/2016	6/18/2016	7/18/2016	8/18/2016	9/18/2016	10/18/2016	11/18/2016	12/18/2016	Total
NextCALA Funding **		$25,000.00	$25,000.00	$25,000.00	$25,000.00	$25,000.00	$25,000.00	$25,000.00	$175,000.00
Loan for CapEx to be Repaid 12/31/2016	$36,000.00								$36,000.00
Total	$36,000.00	$25,000.00	$25,000.00	$25,000.00	$25,000.00	$25,000.00	$25,000.00	$25,000.00	$211,000.00

Dates	10/9/2016	12/31/2016	Total		
Quarterly Milestones - New Card Activations	18,000	18,000	36,000		
Quarterly Milestones - suppliers	25	35	60		

* Provided that 18,000 cards are activated or in process of activation by on or before October 18, 2016, the Pilot Program shall be deemed completed and the Joint venture shall transition immediately into the Go Live Program as describe in Paragraph 6 and set forth in - Exhibit B-D.*

**Based upon reduced monthly budget of $40,000

EXHIBIT B

NextCALA - Glocal Term Sheet - Go Live
Program Year 1

Dates	1/1/2017*	5/1/2017	8/1/2017	11/11/2017	Total Year 01
Next CALA Funding Advance (60% of total budget)	$228,000	$228,000	$228,000	$228,000	$912,000
Loan for CapEx To Be Repaid	$100,000				
Total Funding	$328,000	$228,000	$228,000	$228,000	$912,000

Dates	3/15/2017	7/15/2017	11/15/2017	2/15/2018	Total
Quarterly Milestones - New Card Activations	36,000	72,000	117,000	135,000	360,000
Quarterly Milestones - suppliers	50	50	50	50	200

*Or sooner depending upon date of Pilot Program Completion. Dates to be adjusted accordingly.

EXHIBIT C

NextCALA - Glocal Term Sheet - Go Live
Program Year 2

Dates	4/15/2017	7/15/2017	10/15/2017	1/15/2018	Total Year 02
Next CALA Funding Advance	$ 296,400	$ 296,400	$ 296,400	$ 296,400	$ 1,185,600
Total Funding	$ 296,400	$ 296,400	$ 296,400	$ 296,400	$ 1,185,600

Dates	6/30/2017	10/30/2017	1/31/2018	4/31/2018	Total	Total Years 1&2
Quarterly Milestones - New Card Activations	120,000	120,000	120,000	120,000	480,000	840,000
Quarterly Milestones - suppliers	65	65	65	65	260	460

EXHIBIT D

NextCALA - Glocal Term Sheet - Go Live
Program Year 3

Dates	4/15/2018	7/15/2018	10/15/2018	1/15/2019	Total Year 2
Next CALA Funding Advance	$385,320	$385,320	$385,320	$385,320	$1,541,280
Total Funding	$385,320	$385,320	$385,320	$385,320	$1,541,280
					$1,541,280

Dates	6/30/2018	10/30/2018	1/31/2019	4/31/2019	Total	Total Years 1&2&3
Quarterly Milestones - New Card Activations	156,000	156,000	156,000	156,000	624,000	1,464,000
Quarterly Milestones - suppliers	85	85	85	85	338	798

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EXHIBIT E

NextGlocal Monthly Expenses

Payroll	$60,000
Office Rent	$5,000
Administration	$2,500
Communication (Internet & Phone)	$2,500
Travel	$10,000
Business Development, Sales, Marketing & PR	$22,500
Technology & Licensing (Hardware & Sofware)	$2,500
Partner Fees*	$10,000
Partner Operations	$10,000
Gross Projected Expenses	**$125,000**

*Fees payable for card activation against dedicated head count and operations, adjustable against back end